UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Flushing Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLUSHING FINANCIAL CORPORATION

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 1:00 PM (ET) ON TUESDAY, MAY 26, 2020

The following notice in the form of a concurrent press release relates to the proxy statement (the “Proxy Statement”) of Flushing Financial Corporation (the “Company”), dated April 16, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, May 26, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Contact:

Maria A. Grasso

Senior Executive Vice President, Chief Operating Officer

Flushing Bank

718-961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Announces Virtual 2020 Shareholder Meeting

Uniondale, NY – May 11, 2020 – Flushing Financial Corporation (the “Company”) (Nasdaq: FFIC), the parent holding company for Flushing Bank (the “Bank”), announced today that the Company will hold its 2020 Annual Shareholder Meeting (the “2020 Meeting”) in a virtual-only format due to public health concerns related to the COVID-19 pandemic and to protect the health and well-being of its shareholders, directors, employees, and the public. As previously announced, the 2020 Meeting will be held on May 26, 2020, at 1:00 p.m. ET.

Shareholders will not be able to attend the 2020 Meeting in-person at a physical location. However, the virtual 2020 Meeting will provide shareholders of record as of the close of business on March 30, 2020, the ability to vote their shares and submit questions during the meeting via the virtual Meeting interface.

If you have already submitted a proxy to vote your shares, your shares will be voted at the Meeting according to your instructions and you do not need to vote your shares at the Meeting.

If you are a shareholder of record, to sign in to the virtual Meeting go to www.virtualshareholdermeeting.com/FFIC2020. You will need the 16-digit control number included on your proxy card or Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to register. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one stockholder per 16-digit control number can access the Meeting. We would encourage stockholders to log in to this website and access the webcast before the virtual Meeting start time.

Below are additional details on how shareholders can participate in the Meeting:

•	Access the meeting platform beginning at 12:45 p.m. ET on May 26, 2020.

•	Once admitted, shareholders of record may submit questions or votes during the Meeting by following the instructions that will be available on the meeting website.

•	To attend the meeting, you will need the 16-digit control number located on your proxy card or Notice.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number 800-586-1548 (US) or 303-562-9288 (International). This number will also be posted on the Meeting log in page. Technical support will be available beginning at 12:45 p.m. ET on May 26, 2020 and will remain available until the meeting has ended. We will also make a replay of the Annual Meeting viewable to anyone interested as soon as practical after the Annual Meeting on our investor relations at flushingbank.com/investor-relations

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.